EXHIBIT 5

                               FAEGRE & BENSON LLP
                  2200 Norwest Center, 90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901
                             Telephone 612-336-3000
                                Fax 612-336-3026

                                September 3, 1996


Board of Directors
Secure Computing Corporation
2675 Long Lake Road
Roseville, MN 55113

                  In connection with the proposed registration under the Securities Act of 1933, as amended, of shares of Common Stock of Secure Computing Corporation, a Delaware corporation (the "Company"), offered and to be offered pursuant to the Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan (the "Plan"), we have examined the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, and such other documents, including the Registration Statement on Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion. Accordingly, based upon the foregoing, we are of the opinion that:

                  1. The Company is duly and validly organized and existing and in good standing under the laws of the State of Delaware.

                  2. The Company has duly authorized the issuance of the shares of Common Stock which may be issued pursuant to the Plan.

                  3. The shares which may be issued pursuant to the Plan will be, upon issuance, validly issued and outstanding and fully paid and nonassessable.

                  4. All necessary corporate action has been taken by the Company to adopt the Plan, and the Plan is a validly existing plan of the Company.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,



                                                          FAEGRE & BENSON LLP